EXHIBIT 10.21

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (this “Agreement”) is entered into this 26th day of April, 2010 among Rhino Energy LLC (“Employer”), a Delaware limited liability company, and Chad Hunt (the “Employee”).  Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Employment Agreement (as defined below).

WHEREAS, the Assignor and the Employee are parties to an Employment Agreement dated September 1, 2006, as amended by an Amendment to Employment Agreement dated October 31, 2006, a Second Amendment to Employment Agreement dated March 10, 2008 and further by an Assignment Agreement and Amendment to Employment Agreement dated August 26, 2008 (the “Employment Agreement”);

WHEREAS, the Employer and the Employee desire to pay to Employee a one time cash bonus immediately in lieu of the one time $100,000 bonus payment contemplated by Section 2 of the Employment Agreement payable upon consummation of a Transaction (the “Transaction Bonus”);

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Employer and the Employee hereby agree that Employer shall pay the Employee on his next regularly scheduled pay date a one time cash bonus in the amount of $100,000, less all required withholdings and less the remaining outstanding amount of Employee’s Conditional Bonus.  This cash bonus shall discharge and satisfy Employer’s obligation to pay Employee the Transaction Bonus referenced in Paragraph 2 of the Employment Agreement.  This bonus is fully earned and Employee is not required to refund any portion of it if Employer does not consummate a Transaction.

2.             This Assignment Agreement shall be construed and enforced pursuant to the laws of the Commonwealth of Kentucky, including matters of law relating to choice of law.  Employee hereby consents to the jurisdiction of the courts of the Commonwealth of Kentucky, including the Fayette Circuit Court and hereby waives any objection to venue of any action brought in said court.  Except as specifically set forth herein, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have each caused this Assignment Agreement to be executed, each as of the date first above written.

EMPLOYER:

RHINO ENERGY LLC

By:	/s/ David G. Zatezalo
David G. Zatezalo
Chief Executive Officer

EMPLOYEE:

CHAD HUNT

/s/ Chad Hunt

SIGNATURE PAGE

AGREEMENT